UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011 (May 5, 2011)

PLAINS EXPLORATION & PRODUCTION COMPANY
(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470
(Commission File No.)

700 Milam, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code:  (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

 Item 5.07  Submission of Matters to a Vote of Security Holders

On May 5, 2011, Plains Exploration & Production Company (“PXP” or the “Company”) held its 2011 annual meeting of stockholders.  The stockholders elected all of PXP’s nominees for director, ratified the appointment of PricewaterhouseCoopers LLP as PXP’s independent auditors for the fiscal year ending December 31, 2011, approved PXP’s executive compensation and recommended an annual vote on PXP’s executive compensation.

(1)	Proposal One: The following directors were elected to serve until their successors are duly elected and qualified or until their earlier, death, resignation or removal as follows:

NAME	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES

James C. Flores	116,650,287	3,332,317	613,805	8,641,475
Isaac Arnold, Jr.	116,300,655	3,798,095	497,659	8,641,475
Alan R. Buckwalter, III	119,676,856	423,473	496,080	8,641,475
Jerry L. Dees	101,119,483	18,979,114	497,812	8,641,475
Tom H. Delimitros	104,344,894	15,730,925	520,590	8,641,475
Thomas A. Fry, III	116,355,280	3,743,418	497,711	8,641,475
Charles G. Groat	119,698,437	398,224	499,748	8,641,475
John H. Lollar	104,332,525	15,764,443	499,441	8,641,475

(2)	Proposal Two: The appointment of PricewaterhouseCoopers LLP as PXP’s independent auditors for the fiscal year ending December 31, 2011 was ratified as follows:

FOR	AGAINST	ABSTAIN
127,654,760	1,042,527	540,597

(3)	Proposal Three: The non-binding advisory vote on the compensation of the Company’s named executive officers was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
65,404,965	54,624,161	567,283	8,641,475

(4)	Proposal Four: The non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers was as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
71,986,996	857,126	47,153,550	598,737	8,641,475

In accordance with the results of this advisory vote, the Company intends to hold future advisory votes on the compensation of its named executive officers, or “say-on-pay” votes, annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: May 9, 2011	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer